Exhibit 10.2
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE, dated as of April 15, 2009, between BMP Sunstone Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, and The Bank of New York Mellon, as trustee (herein called the “Trustee”).
WITNESSETH
     WHEREAS, the Company heretofore executed and delivered to the Trustee (i) an Indenture dated as of March 16, 2009 (as may be supplemented or amended from time to time by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”; all capitalized terms used herein which are not otherwise defined herein have the meanings ascribed thereto in the Indenture), providing for the issuance of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”) and (ii) an Officer’s Certificate Pursuant to Section 3.01 of the Indenture, dated March 16, 2009 (herein called the “Officer’s Certificate”), setting forth the terms and forms of the series of Securities titled, “12.5% Subordinated Convertible Notes due July 1, 2011” (the “Notes”); and
     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend certain provisions of the Indenture or the Securities with the consent of the Holders of the Outstanding Securities of each series affected by such amendments by Act of said Holders delivered to the Company and the Trustee, and such consent has been obtained; and
     WHEREAS, the Company desires to amend certain provisions of the Officer’s Certificate, as set forth in Article I hereof; and
     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises, the Company agrees with the Trustee as follows:
ARTICLE I
AMENDMENTS OF INDENTURE
     Section 1.01 Effect. The amendments set forth in this Article I shall apply only in respect of the Notes created pursuant to the Indenture and the Officer’s Certificate.
     Section 1.02 Amendments.

     (a) Subject to Section 1.01 hereof, the covenant applicable to the Notes as set forth in Paragraph 19(b) of the Officer’s Certificate is hereby amended and restated as follows:
“Notwithstanding anything to the contrary contained herein if, at any time (the “Triggering Event”), the aggregate number of Common Shares then issued upon conversion of the Notes (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Notes for purposes of such rule) equals 19.99% of the Outstanding Common Amount (as hereinafter defined), the Notes (1) shall, from that time forward, cease to be convertible into Common Shares in accordance with the terms of Paragraph 19(a) above, unless the Company has obtained approval (“Shareholder Approval”) of the issuance of the Common Shares upon conversion of the Notes by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Shares (not including (x) any Common Shares held by present or former holders of Notes that were issued upon conversion of Notes or (y) any shares of capital stock or rights to acquire shares of capital stock issued by the Company that are held by present or former holders of such shares of capital stock or rights to acquire shares of capital stock which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Notes for purposes of Rule 4350(i) of the Nasdaq Stock Market, Inc. (“Nasdaq”)), and (2) shall, from that time forward, be convertible into such Holder’s pro rata share of the Maximum Share Amount (as hereinafter defined). If the Triggering Event occurs, the Company shall promptly seek Shareholder Approval. For purposes of this paragraph, “Outstanding Common Amount” means (i) the number of Common Shares outstanding on the date immediately prior to the earliest date of issuance of the Notes or any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Notes for purposes of such rule plus (ii) any additional shares of Common Shares issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of Common Shares issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the “Maximum Share Amount.” With respect to each Holder of Notes, the Maximum Share Amount shall refer to such Holder’s pro rata share thereof based on the principal amount of Notes then held by such Holder relative to the total aggregate principal amount of Notes then outstanding plus the value of any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Notes for purposes of Rule 4350(i). In the event that the Company obtains Shareholder Approval, the number of shares that the Notes convert into will be as set forth in paragraph 19(a) above (such increased number being the “New Maximum Share Amount”) and the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Shareholder Approval is not obtained, the Maximum Share Amount shall remain unchanged.”

     (b) Subject to Section 1.01 hereof, the covenant applicable to the Notes as set forth in the Notes is hereby amended and restated as follows:
“Notwithstanding anything to the contrary contained herein if, at any time (the “Triggering Event”), the aggregate number of Common Shares then issued upon conversion of the Securities (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Securities for purposes of such rule) equals 19.99% of the Outstanding Common Amount (as hereinafter defined), the Securities (1) shall, from that time forward, cease to be convertible into Common Shares in accordance with the terms of the prior paragraph above, unless the Company has obtained approval (“Shareholder Approval”) of the issuance of the Common Shares upon conversion of the Securities by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Shares (not including (x) any Common Shares held by present or former holders of Securities that were issued upon conversion of Securities or (y) any shares of capital stock or rights to acquire shares of capital stock issued by the Company that are held by present or former holders of such shares of capital stock or rights to acquire shares of capital stock which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Securities for purposes of Rule 4350(i) of the Nasdaq Stock Market, Inc. (“Nasdaq”)), and (2) shall, from that time forward, be convertible into such Holder’s pro rata share of the Maximum Share Amount (as hereinafter defined). If the Triggering Event occurs, the Company shall promptly seek Shareholder Approval. For purposes of this paragraph, “Outstanding Common Amount” means (i) the number of Common Shares outstanding on the date immediately prior to the earliest date of issuance of the Securities or any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Securities for purposes of such rule plus (ii) any additional shares of Common Shares issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of Common Shares issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the “Maximum Share Amount.” With respect to each Holder of Securities, the Maximum Share Amount shall refer to such Holder’s pro rata share thereof based on the principal amount of Securities then held by such Holder relative to the total aggregate principal amount of Securities then outstanding plus the value of any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Securities for purposes of Rule 4350(i). In the event that the Company obtains Shareholder Approval, the number of shares that the Securities convert into will be as set forth in the prior paragraph (such increased number being the “New Maximum Share Amount”) and the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Shareholder Approval is not obtained, the Maximum Share Amount shall remain unchanged.”

     (c) An allonge, in the form of Annex A attached hereto, shall be executed and delivered to the Holder of any Note, whether outstanding on the date hereof or issued hereafter.
ARTICLE II
MISCELLANEOUS PROVISIONS; GOVERNING LAW; ACCEPTANCE BY TRUSTEE
     Section 2.01 Instruments to be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture and the Officer’s Certificate, and said Indenture, the Officer’s Certificate and this First Supplemental Indenture shall henceforth be read together.
     Section 2.02 Confirmation. The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.
     Section 2.03 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 2.04 Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 9.04 of the Indenture, provided that the amendments set forth in this First Supplemental Indenture shall apply only in respect of the Notes.
     Section 2.05 Governing Law. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.
     Section 2.06 Acceptance by Trustee. The Trustee accepts the amendments of the Indenture and the Officer’s Certificate effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company.
[Signature Page Follows.]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

BMP SUNSTONE CORPORATION
By:	/s/ Fred Powell
	Name:	Fred Powell
	Title:	Chief Financial Officer

Trustee: THE BANK OF NEW YORK MELLON, as trustee
By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

Annex A
Form of Allonge
See Attached.